UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of the
Securities Exchange Act Of 1934
Date of Report (Date of earliest event reported): December 30, 2008
MOLECULAR INSIGHT PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33284	04-0562086
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
160 Second Street, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices, Including Zip Code)
(617) 492-5554
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement with Certain Officers.
     (a) On January 5, 2008, Molecular Insight Pharmaceuticals, Inc. (the “Company”) announced that David Barlow has resigned from the Company’s Board of Directors effective December 30, 2008. On December 30, 2008, the Company received Mr. Barlow’s email resignation. The full text of the press release and the text of Mr. Barlow’s email resignation (as redacted to remove e-mail addresses, telephone and facsimile numbers) are being filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and incorporated herein by reference in their entirety.
          According to Mr. Barlow’s email, his resignation was a result of disagreements he has with the Board of Directors of the Company regarding business philosophy, strategy and practice.
          In accordance with the requirements of Item 5.02 of Form 8-K, a copy of this Form 8-K is being provided to Mr. Barlow and he will be provided the opportunity to furnish the Company with a letter stating whether he agrees with the statements made in this Item 5.02, and, if not, stating the respects in which he does not agree, and the Company will file any such letter it receives from Mr. Barlow as an exhibit by an amendment to this form 8-K.
Item 9.01. Financial Statements and Exhibits.
          (a) Not applicable.
          (b) Not applicable.
          (c) Not applicable.
          (d) Exhibits. The following exhibit is being filed herewith:
99.1	Press Release of Molecular Insight Pharmaceuticals, Inc., dated January 5, 2009.

99.2	E-mail resignation from David Barlow dated December 30, 2008 [redacted to remove e-mail addresses, telephone and facsimile numbers].

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 5th day of January, 2009.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.
By:	/s/ John W. Babich
	Name:	John W. Babich
	Title:	President and Interim Chief Executive Officer

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

99.1	Press Release of Molecular Insight Pharmaceuticals, Inc., dated January 5, 2009.

99.2	E-mail resignation from David Barlow dated December 30, 2008 [redacted to remove e-mail addresses, telephone and facsimile numbers].